As filed with the Securities and Exchange Commission on February 12, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
___________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 12, 2016
___________________________
BANK OF AMERICA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina 28255
(Address of principal executive offices)

(704) 386-5681
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	Other Events.

Bank of America Corporation (“Bank of America”) today announced that its Board of Directors has approved 2015 incentive compensation for Bank of America’s executive officers, including Chairman and Chief Executive Officer Brian T. Moynihan. The structure of Mr. Moynihan’s compensation is unchanged, comprising base salary, time-based restricted stock units (“RSUs”), and performance RSUs that will be paid only if Bank of America meets specific financial goals.

Mr. Moynihan’s annual base salary remains unchanged at $1.5 million. The aggregate value of his 2015 equity incentive award is $14.5 million – 50% of which is performance RSUs. Consistent with prior years, he received no cash bonus for 2015.

Under Bank of America’s pay-for-performance design, the performance RSUs have no value to the executive unless they are re-earned based on Bank of America’s financial performance from 2016-2018. This means Bank of America must achieve specific return on assets (“ROA”) and adjusted tangible book value (“TBV”) growth goals during this period for the performance RSUs to be paid to the executive.

The target goals for the performance RSUs are a three-year average ROA of 0.80% and a three-year average growth of adjusted TBV of 8.5%. If the company meets both target goals, the performance RSUs will pay out at 100%. At December 31, 2015, Bank of America’s total assets were $2.14 trillion. For illustrative purposes, a three-year average ROA of 0.80% on $2.14 trillion in assets would equal $50.4 billion in aggregate net income over the three-year performance period.

Mr. Moynihan’s time-based RSUs consist of cash-settled RSUs that will vest monthly over the next 12 months, and stock-settled RSUs that will vest annually over the next three years.

Additionally, Mr. Moynihan’s equity incentive awards are subject to Bank of America’s stock ownership and retention requirements. Specifically, 50% of the net after-tax shares he receives from equity awards must be retained until one year after his retirement. These equity awards also are subject to Bank of America’s clawback policies.

Bank of America in 2015 demonstrated continued progress as a result of its strategy of simplifying the Company, pursuing a straightforward business model focused upon responsible growth, resolving mortgage-related matters arising from the financial crisis, and rebuilding capital and liquidity.

For the year, the Company earned nearly $16 billion – compared with $4.8 billion in 2014 – and returned nearly $4.5 billion in capital to its common shareholders. Expenses were reduced $18 billion, including lower operating costs and decreased litigation-related costs as crisis-era issues were resolved. As the Company has rebuilt capital and earnings have improved, tangible book value per share – an important measure of long-term shareholder value – increased 8% in 2015.

Detail regarding Mr. Moynihan’s equity incentive awards described herein will be presented in a Form 4 filing with the Securities and Exchange Commission. Additional important information about Bank of America’s incentive compensation programs and governance, including an explanation of all material elements of the compensation for Mr. Moynihan and the other named executive officers, will be presented in Bank of America’s proxy statement for the 2016 annual meeting of stockholders, expected to be filed with the Securities and Exchange Commission in March 2016.

Forward-looking statements

Certain statements in this Form 8-K represent the current expectations, plans or forecasts of Bank of America based on available information and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2014 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Ross E. Jeffries, Jr.
Ross E. Jeffries, Jr.
Deputy General Counsel and Corporate Secretary

Dated: February 12, 2016

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